Exhibit 23.7

CONSENT OF BRS, INC.

We consent to the use of our name, or any quotation from, or summarization of:

(i)

the technical report summary entitled “Anderson Uranium Project Initial Assessment US SEC Subpart 1300 Regulation S-K Report, Yavapai County, Arizona, USA”, dated March 9, 2023, that we prepared, which was filed as an Exhibit to Uranium Energy Corp.’s (the “Company”) amended Annual Report on Form 10-K/A for the period ended July 31, 2022, filed with the SEC on April 3, 2023 (the “10-K/A”), and incorporated by reference into the Company’s Annual Report on Form 10-K for the period ended July 31, 2023, filed with the SEC on September 29, 2023, as amended on April 2, 2024;

(ii)

the technical report summary entitled “Yuty Uranium Project Initial Assessment US SEC Subpart 1300 Regulation S-K Report Paraguay, SA”, dated March 9, 2023, that we prepared, which was filed as an Exhibit to the Company’s 10-K/A, and incorporated by reference into the Company’s Annual Report on Form 10-K for the period ended July 31, 2023, filed with the SEC on September 29, 2023, as amended on April 2, 2024.

We consent to the incorporation by reference of the foregoing in the Company’s Registration Statement on Form S-8 dated July 12, 2024, and any amendments or supplements thereto.

/s/ Douglas L. Beahm
BRS, Inc.
Per: Douglas L. Beahm, P.E., P.G., SME Registered Member

Date: July 12, 2024